Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122167) and Form S-3 (No. 333-131208) of our report dated July 19, 2004 relating to the statements of operations, of stockholders equity and of cash flows of Litrex Corporation for the year ended December 31, 2003 (not presented separately) in this Form 10-K of Cambridge Display Technology, Inc.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

March 10, 2006